Exhibit 5.1

May 8, 2006

Nanogen, Inc.

10398 Pacific Center Court

San Diego, CA 92121

RE:	Nanogen, Inc./462(b) Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nanogen, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “462(b) Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), for the registration of additional shares of common stock, par value $0.0001 per share, of the Company, with an aggregate offering price of $4,180,000 (the “Common Stock” or the “Shares”). The 462(b) Registration Statement incorporates by reference the registration statement on Form S-3 (No. 333-125975) (together with the 462(b) Registration Statement, the “Registration Statement”) initially filed with the Commission on June 20, 2005 for the proposed offer and sale by the Company of securities of the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) with an aggregate offering price of $60,000,000.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended through the date hereof (the “Certificate”), and Bylaws, as in effect on the date hereof (the “Bylaws”), of the Company, certain resolutions of the Company’s Board of Directors relating to the 462(b) Registration Statement, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed that:

•	the issuance and sale of shares of Common Stock to be offered from time to time will be duly authorized, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”); and

•	at the time of issuance of the shares of Common Stock to be offered from time to time, the Company will have a sufficient number of authorized but unissued shares of Common Stock under its Certificate.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of the Common Stock) in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of California, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/    MORGAN LEWIS & BOCKIUS LLP